Exhibit 10.1

EXECUTION VERSION

FOURTH AMENDMENT TO

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

FOURTH AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) dated as of April 14, 2020 by and among

CALERES, INC. a New York corporation (the “Lead Borrower”),

the Borrowers party hereto (together with the Lead Borrower, the “Borrowers”),

the Lenders party hereto, and

BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent;

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

W I T N E S S E T H:

WHEREAS, the Borrowers, the Lenders, the Administrative Agent and the Collateral Agent, among others, have entered into a certain Fourth Amended and Restated Credit Agreement dated as of December 18, 2014 (as amended, supplemented or otherwise modified from time to time prior to the effectiveness of this Amendment, the “Existing Credit Agreement”); and

WHEREAS, the Borrowers have requested, among other amendments, an increase in the Total Commitments in an amount equal to $100,000,000 pursuant to Section 2.2 of the Existing Credit Agreement (the “Commitment Increase”), and the Lenders named on Schedule 1.1 hereto (such Lenders being collectively referred to as the “Increasing Lenders”) have agreed to provide Commitments in respect of the Commitment Increase, subject to the terms and conditions set forth herein; and

WHEREAS, the Borrowers, the Lenders and the Administrative Agent have agreed to amend certain terms and conditions of the Existing Credit Agreement and to provide for the Commitment Increase as provided herein.

NOW THEREFORE, in consideration of the mutual promises and agreements herein contained, the parties hereto hereby agree as follows:

1.

Incorporation of Terms and Conditions of Existing Credit Agreement. All of the terms and conditions of the Existing Credit Agreement (including, without limitation, all definitions set forth therein) are specifically incorporated herein by reference. All capitalized terms not otherwise defined herein shall have the same meaning as in the Existing Credit Agreement, as amended by this Amendment (the “Amended Credit Agreement”).

2.

Representations and Warranties. Each Loan Party hereby represents and warrants that after giving effect to this Amendment, (i) no Default or Event of Default exists under the Amended Credit Agreement or under any other Loan Document, and (ii) all representations and warranties contained in the Amended Credit Agreement and in the other Loan Documents are true and correct in all material respects (except in the case of any representation and warranty qualified by “materiality” or “Material Adverse Effect”, which is true and correct in all respects) as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (except in the case of any representation and warranty qualified by “materiality” or “Material Adverse Effect”, which is true and correct in all respects) as of such earlier date, provided that, as of the date hereof, the temporary closure of the Loan Parties’ store locations and other operational disruptions affecting the Loan Parties, in each case as a direct result of the COVID-19 pandemic, shall not be deemed (i) to be a Default or Event of Default, or (ii) to have caused a violation of any representation or warranty set forth in the Credit Agreement or the other Loan Documents.

3.	Amendments to Existing Credit Agreement.

a.	Amendments to Article 1. The provisions of Section 1.1 of the Existing Credit Agreement are hereby amended as follows:

i.	The table in the definition of “Applicable Margin” is hereby deleted in its entirety and the following substituted in its stead:

Level	Average Excess Availability	Prime Rate Loans	LIBO Loans
I	Greater than 50% of the Loan Cap	1.00%	2.00%
II	Less than or equal to 50% of the Loan Cap	1.25%	2.25%

All other provisions of the definition of “Applicable Margin” remain in effect as written.

ii.	The definition of “Cash Dominion Event” is hereby amended by deleting “40,000,000” where it appears therein, and by substituting “$48,000,000” in its stead.

iii.	The definition of “Federal Funds Effective Rate” is hereby amended by deleting such definition in its entirety and substituting the following in its stead:

“Federal Funds Effective Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

iv.	The definition of “Fee Letter” is hereby amended by deleting such definition in its entirety and substituting the following in its stead:

“Fee Letter” means, collectively, (i) the letter entitled “Fee Letter” among the Borrowers and the Administrative Agent dated as of December 19, 2018 and (ii) the Fourth Amendment Fee Letter, as may be amended, supplemented or replaced and in effect from time to time.

v.	The definition of “Lead Arrangers” is hereby amended by deleting such definition in its entirety and substituting the following in its stead:

“Lead Arrangers” means Bank of America and Wells Fargo Bank, National Association, in their capacities as lead arrangers and bookrunners hereunder. For purposes of the Fourth Amendment, the Lead Arranger is Bank of America, in its capacity as sole lead arranger and bookrunner thereunder.”

vi.	The definition of “LIBO Rate” is hereby amended by deleting such definition in its entirety and substituting the following in its stead:

“LIBO Rate” means the higher of:

(i) the LIBOR Floor, and

(ii) (a) for any Interest Period with respect to a LIBO Rate Loan, the rate per annum equal to the London Interbank Offered Rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for U.S. Dollars) for a period equal in length to such Interest Period as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and

(b) for any interest calculation with respect to a Prime Rate Loan on any date, the rate per annum equal to LIBO Rate, at or about 11:00 a.m., London time determined two London Banking Days prior to such date for U.S. Dollar deposits with a term of one month commencing that day.”

vii.	The definition of “LIBOR Successor Rate Conforming Changes” is hereby amended by deleting such definition in its entirety and substituting the following in its stead:

“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Prime Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters as may be appropriate, in the reasonable discretion of the Administrative Agent in consultation with the Lead Borrower, to reflect the adoption and implementation of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement in consultation with the Lead Borrower).

viii.	The definition of “Payment Conditions” is hereby amended by deleting such definition in its entirety and substituting the following in its stead:

“Payment Conditions” means, at the time of determination with respect to a specified transaction or payment, that (a) no Default or Event of Default then exists or would arise as a result of the entering into such transaction or the making of such payment and (b) after giving pro forma effect to such transaction or payment and for each day of the sixty (60) day period immediately preceding such transaction or payment, Excess Availability shall exceed (i) with respect to any Restricted Payments subject to the Payment Conditions, the greater of (x) fifteen percent (15%) of the Loan Cap and (y) $70,000,000, and (ii) with respect to any other transactions or payments subject to the Payment Conditions, the greater of (x) twelve and one-half percent (12.5%) of the Loan Cap and (y) $60,000,000; (c) the Adjusted Fixed Charge Coverage Ratio, on a pro-forma basis (in each case, after giving effect to such transaction or payment) shall be equal to or greater than 1.0:1.0, provided that, in the event that after giving pro forma effect to such transaction or payment and for each day of the sixty (60) day period immediately preceding such transaction or payment, Excess Availability shall exceed (i) with respect to any Restricted Payments subject to Payment Conditions, the greater of (x) twenty percent (20%) of the Loan Cap and (y) $90,000,000, and (ii) with respect to any other transactions or payments subject to the Payment Conditions, the greater of (x) seventeen and one-half percent (17.5%) of the Loan Cap and (y) $80,000,000, then the provisions of this clause (c) shall not apply; and (d) the Loan Parties shall have provided the Administrative Agent with a certificate from a Financial Officer demonstrating to the reasonable satisfaction of the Administrative Agent that, on a pro forma basis (after giving effect to such transaction or payment), the Loan Parties, taken as a whole, are, and will be, Solvent.

ix.	The definition of “Prime Rate” is hereby amended by deleting such definition in its entirety and substituting the following in its stead:

“Prime Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Effective Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the LIBO Rate plus 1.00%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. If the Prime Rate is being used as an alternate rate of interest pursuant to Section 2.32 hereof, then the Prime Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.”

x.	The definitions of “LIBO Rate Loan” and “Type” are hereby amended by deleting each reference to “Adjusted LIBO Rate” and substituting “LIBO Rate” in its stead.

xi.	The definitions of “Adjusted LIBO Rate” and Statutory Reserve Rate” in Section 1.1 of the Existing Credit Agreement are hereby deleted in their entirety.

xii.	The following new definitions are hereby added to Section 1.1 of the Existing Credit Agreement in their appropriate alphabetical order:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning set forth in Section 9.26.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Fourth Amendment” means that certain Fourth Amendment to Fourth Amended and Restated Credit Agreement by and among, the Borrowers, the Administrative Agent, and the Lenders party thereto dated as of the Fourth Amendment Effective Date.

“Fourth Amendment Effective Date” means April 14, 2020.

“Fourth Amendment Fee Letter” means the letter entitled “Fourth Amendment Fee Letter” among the Borrowers and the Administrative Agent dated as of April 14, 2020.

“LIBOR Floor” means 1.00% per annum.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning set forth in Section 9.26.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York for the purpose of recommending a benchmark rate to replace LIBO Rate in loan agreements similar to this Agreement.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website (or any successor source) and, in each case, that has been selected or recommended by the Relevant Governmental Body.

“SOFR-Based Rate” means SOFR or Term SOFR.

“Supported QFC” has the meaning set forth in Section 9.26.

“Term SOFR” means the forward-looking term rate for any period that is approximately (as determined by the Administrative Agent) as long as any of the Interest Period options set forth in the definition of “Interest Period” and that is based on SOFR and that has been selected or recommended by the Relevant Governmental Body, in each case as published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion.

“U.S. Special Resolution Regimes” has the meaning set forth in Section 9.26.

b.	The provisions of Section 1.1 of the Existing Credit Agreement are hereby amended by adding the following new Section 1.6:

“1.6      Interest Rates. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “LIBO Rate” or with respect to any rate that is an alternative or replacement for or successor to any of such rate (including, without limitation, any LIBOR Successor Rate) or the effect of any of the foregoing, or of any LIBOR Successor Rate Conforming Changes.”

4.	Amendments to Article 2. The provisions of Article 2 are hereby amended as follows:

a.	Section 2.1 of the Existing Credit Agreement is hereby amended by deleting the reference in subclause (a)(i)(i)(x) in such Section to “$500,000,000” and substituting “$600,000,000” in its stead.

b.	Section 2.2 of the Existing Credit Agreement is hereby amended by deleting subsection (a) thereof in its entirety and by substituting the following in its stead:

“From and after the Fourth Amendment Effective Date, so long as no Default or Event of Default exists or would arise therefrom, the Lead Borrower shall have the right, from time to time, to request an increase of the Total Commitments by an aggregate amount (for all such requests) not exceeding (i) the greater of (a) $150,000,000 and (b) the excess of the Borrowing Base at such time over the sum of the then-effective Total Commitments at such time, plus (ii) an amount equal to the amount of the Commitment of any Defaulting Lender whose Commitment has been terminated but who was not replaced by another Lender or other financial institution at the time of such termination, as adjusted to reflect any pro rata decrease in the Total Commitments pursuant to Section 2.17 hereof which occurred after such termination (the foregoing, individually, an “Increase Option”, and collectively, the “Increase Options”). Any such request with respect to an Increase Option shall be first made to all existing Lenders on a pro rata basis. At the time of sending such request, the Lead Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the Lenders).”

c.	Sections 2.10, 2.18, 2.21 and 2.25 of the Existing Credit Agreement are hereby amended by deleting each reference in such Sections to “Adjusted LIBO Rate” and substituting “LIBO Rate” in its stead.

d.	Section 2.13 of the Existing Credit Agreement is hereby amended by deleting the reference in such Section to “0.20%” and substituting “0.25%” in its stead.

e.	Section 2.32 of the Existing Credit Agreement is hereby amended by deleting such Section 2.32 in its entirety and substituting a new Section 2.32 as set forth below:

“2.32.          LIBO Successor Rate. Notwithstanding the provisions of Sections 2.18, 2.25, 2.26 or anything else to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent reasonably determines (which determination shall be conclusive absent manifest error), or the Lead Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to Borrower) that the Lead Borrower or Required Lenders (as applicable) have determined, that:

(a)     adequate and reasonable means do not exist for ascertaining LIBO Rate for any requested Interest Period, including, without limitation, because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(b)     the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBO Rate or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide LIBO Rate after such specific date (such specific date, the “Scheduled Unavailability Date”); or

(c)     syndicated loans currently being executed, or that include language similar to that contained in this Section, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBO Rate.

then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Lead Borrower may amend this Agreement solely for the purpose of replacing LIBO Rate in accordance with this Section 2.32 with (x) one or more SOFR-Based Rates or (y) another alternate benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmarks and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated (the “Adjustment;” and any such proposed rate, a “LIBOR Successor Rate”), and any such amendment shall become effective at 5:00 p.m. (New York time) on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Lead Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders (A) in the case of an amendment to replace LIBO Rate with a rate described in clause (x), object to the Adjustment; or (B) in the case of an amendment to replace LIBO Rate with a rate described in clause (y), object to such amendment; provided that for the avoidance of doubt, in the case of clause (A), the Required Lenders shall not be entitled to object to any SOFR-Based Rate contained in any such amendment. Such LIBOR Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such LIBOR Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent in consultation with the Lead Borrower.

If no LIBOR Successor Rate has been determined and the circumstances under clause (i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Lead Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain LIBO Loans shall be suspended, (to the extent of the affected LIBO Loans or Interest Periods), and (y) the LIBO Rate component shall no longer be utilized in determining the Prime Rate. Upon receipt of such notice, the Lead Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of LIBO Loans (to the extent of the affected LIBO Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Prime Rate Loans (subject to the foregoing clause (y)) in the amount specified therein.

Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such “LIBOR Successor Rate be less than zero for purposes of this Agreement.”

In connection with the implementation of a LIBOR Successor Rate, the Administrative Agent will have the right to make LIBOR Successor Rate Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such LIBOR Successor Rate Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such LIBOR Successor Conforming Changes to the Lenders reasonably promptly after such amendment becomes effective.”

5.	Amendments to Article 6. Section 6.13 (“Minimum Fixed Charge Coverage Ratio”) is hereby amended by deleting “40,000,000” where it appears therein, and by substituting “$48,000,000” in its stead.

6.	Amendments to Article 9. The provisions of Article 9 of the Existing Credit Agreement are hereby amended as follows:

a.	Section 9.2 of the Existing Credit Agreement is hereby amended by adding “Subject to Section 2.32” at the beginning of clause (b) of such Section.

b.	Article 9 of the Existing Credit Agreement is hereby amended by adding the following new Section 9.26 at the end thereof:

“9.26          Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)     In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.”

7.	Amendments to Schedules and Exhibits.

a.	Schedule 1.1 (Lenders and Commitments) to the Existing Credit Agreement is hereby deleted in its entirety and as new Schedule 1.1 in the form annexed hereto substituted in its stead.

b.	Exhibit E (Form of Notice of Borrowing) to the Existing Credit Agreement is hereby deleted in its entirety and as new Exhibit E in the form annexed hereto substituted in its stead.

c.	Exhibit C (Form of Borrowing Base Certificate) to the Existing Credit Agreement is hereby deleted in its entirety and as new Exhibit C in the form annexed hereto substituted in its stead.

8.	Commitment Increase.

a.

Each Increasing Lender hereby agrees that, on, and subject to the occurrence of, the Fourth Amendment Effective Date, (i) such Increasing Lender shall increase its Commitment to an amount equal to the amount set forth opposite such Increasing Lender’s name on Schedule 1.1 to this Amendment; and (ii) such Increasing Lender shall continue to be a “Lender” for all purposes of, and subject to all the obligations of a “Lender” under the Amended Credit Agreement and the other Loan Documents. Each Loan Party and the Administrative Agent hereby agrees that, from and after the Fourth Amendment Effective Date, each Increasing Lender shall be deemed to be, and shall be a “Lender” for all purposes of, and with all the rights and remedies of a “Lender” under, the Amended Credit Agreement and the other Loan Documents. From and after the Fourth Amendment Effective Date, each reference in the Amended Credit Agreement to any existing Lender’s Commitments shall mean such Lender’s Commitment as set forth opposite its name on Schedule 1.1 to this Amendment under the heading “Commitment Amount”.

b.

The Administrative Agent and the Increasing Lenders hereby agree that this Amendment shall constitute the giving of the notice required by Section 2.2(a) of the Existing Credit Agreement with respect to the Commitment Increase, and that each Increasing Lender’s delivery of its executed signature page to this Amendment shall constitute its agreement to increase its Commitment to the extent set forth in Schedule 1.1 to this Amendment notwithstanding any provision of Section 2.2 of the Existing Credit Agreement to the contrary.

9.

Conditions to Effectiveness. This Amendment shall become effective on the date (the “Fourth Amendment Effective Date”) when each of the following conditions precedent has been fulfilled to the reasonable satisfaction of the Administrative Agent:

a.	Amendment. This Amendment shall have been duly executed and delivered by the Loan Parties, the Agents and the Lenders.

b.

Corporate Action. All action on the part of the Loan Parties necessary for the valid execution, delivery and performance by the Loan Parties of this Amendment shall have been duly and effectively taken. The Administrative Agent shall have received such customary corporate resolutions, certificates and other customary corporate documents as the Administrative Agent shall reasonably request.

c.	No Default. After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

d.

Borrowing Base Certificate; Availability. The Agents shall have received a Borrowing Base Certificate dated the Fourth Amendment Effective Date, executed by a Financial Officer of the Lead Borrower. The Excess Availability under the Amended Credit Agreement on the Fourth Amendment Effective Date, after giving effect to any funding under the Amended Credit Agreement, shall be equal to or greater than $150,000,000 based on a Borrowing Base Certificate dated as of the Fourth Amendment Effective Date.

e.

Fees and Expenses. (i) The Administrative Agent and the Lenders shall have received all applicable fees and other amounts due and payable on or prior to the Fourth Amendment Effective Date, including without limitation, reasonable and documented attorneys’ fees of one counsel, in connection with or relating to this Amendment shall have been reimbursed or paid, and (ii) all fees payable pursuant to the Fourth Amendment Fee Letter that are due and payable on the date hereof shall have been paid in full by the Borrowers in accordance with the terms thereof.

f.	Documents. The Administrative Agent shall have received the following executed Loan Documents:

1.

a Note, or amended and restated Note, as applicable, executed by the Borrowers in favor of each Lender requesting a Note and reflecting the Commitment of such Lender after giving effect to this Amendment; and

2.	the Fourth Amendment Fee Letter, duly executed by the Borrowers and the Administrative Agent.

Without limiting the generality of the provisions of the last paragraph of Section 8.5 of the Amended Credit Agreement, for purposes of determining compliance with the conditions specified in this Section 9, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Fourth Amendment Effective Date specifying its objection thereto.

10.

Ratification and Reaffirmation. Each of the Loan Parties hereby ratifies and confirms all of its Obligations to the Agents, the Issuing Bank and the Lenders under the Amended Credit Agreement, including, without limitation, the Revolving Loans, Swingline Loans and other Credit Extensions, and each of the Loan Parties hereby affirms its absolute and unconditional promise to pay to the Lenders, the Issuing Bank and the Agents, as applicable, the Revolving Loans, other Credit Extensions, reimbursement obligations and all other amounts due or to become due and payable to the Lenders, the Issuing Bank and the Agents, as applicable, under the Amended Credit Agreement and it is the intent of the parties hereto that nothing contained herein shall constitute a novation or accord and satisfaction. Except as expressly amended hereby, the Existing Credit Agreement shall continue in full force and effect.

11.

Binding Effect; Integration, Etc. The terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their heirs, representatives, successors and assigns. This Amendment and the Amended Credit Agreement shall hereafter be read and construed together as a single document, and all references in the Existing Credit Agreement, any other Loan Document or any agreement or instrument related to the Existing Credit Agreement shall hereafter refer to the Amended Credit Agreement. This Amendment shall constitute a Loan Document.

12.

Multiple Counterparts. This Amendment may be executed in multiple counterparts, each of which shall constitute an original and together which shall constitute but one and the same instrument. Delivery of any executed counterpart of a signature page of this Amendment by telecopy or e-mail shall be effective as delivery of a manually executed counterpart of this Amendment.

13.	Governing Law; Waiver of Jury Trial. EACH PARTY HERETO HEREBY AGREES THAT THE PROVISIONS OF SECTION 9.10 AND SECTION 9.11 OF THE EXISTING CREDIT AGREEMENT SHALL APPLY TO THIS AMENDMENT.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by each of the parties hereto as of the date first above written.

CALERES, INC. SIDNEY RICH ASSOCIATES, INC. BG RETAIL, LLC ALLEN EDMONDS LLC VIONIC GROUP LLC VIONIC INTERNATIONAL LL

as to each of the foregoing

By:	/s/ Kenneth H. Hannah
Name: Kenneth H. Hannah
Title: Senior Vice President and Chief Financial Officer

[Caleres – Signature Page to Fourth Amendment]

BANK OF AMERICA, N.A., as Agent and as a Lender

By:	/s/ Peter M. Walther
Name: Peter M. Walther
Title: Senior Vice President

[Caleres – Signature Page to Fourth Amendment]

WELLS FARGO BANK, N.A., as a Lender

By:	/s/ Tamar Scoville
Name: Tamar Scoville
Title: Vice President

[Caleres – Signature Page to Fourth Amendment]

TRUIST BANK, as a Lender

By:	/s/ Michael Dembski
Name: Michael Dembski
Title: Director

[Caleres – Signature Page to Fourth Amendment]

FIFTH THIRD BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Mark Pienkos
Name: Mark Pienkos
Title: Managing Director

[Caleres – Signature Page to Fourth Amendment]

U.S. Bank National Association, as a Lender

By:	/s/ Nicole C. Manies
Name: Nicole C. Manies
Title: Vice President

[Caleres – Signature Page to Fourth Amendment]

BMO HARRIS BANK, N.A., as a Lender

By:	/s/ Jason Hoefler
Name: Jason Hoefler
Title: Managing Director

[Caleres – Signature Page to Fourth Amendment]

JPMorgan Chase Bank, N.A., as a Lender

By:	/s/ Devin Roccisano
Name: Devin Roccisano
Title: Executive Director

[Caleres – Signature Page to Fourth Amendment]

Updated Schedule 1.1 to Credit Agreement

(Lenders and Commitments)

Lender	Commitment Amount	Commitment Percentage
Bank of America, N.A.	$156,000,000.00	26.00000000%
Wells Fargo Bank, National Association	$130,000,000.00	21.666666667%
Truist Bank	$108,000,000.00	18.000000000%
Fifth Third Bank	$60,000,000.00	10.000000000%
U.S. Bank National Association	$60,000,000.00	10.000000000%
BMO Harris Bank N.A.	$50,000,000.00	8.333333333%
JPMorgan Chase Bank, N.A.	$36,000,000.00	6.000000000%
TOTAL	$600,000,000.00	100.0000000000%

[Schedule 1.1 to Fourth Amendment]

Updated Exhibit E to Credit Agreement

Form of Notice of Borrowing

[See Attached]

[Exhibit E to Fourth Amendment]

EXHIBIT E

NOTICE OF BORROWING

To:	Bank of America, N.A	Date:
100 Federal Street Boston, Massachusetts 02110 Attention: Peter Walther

Re:     Fourth Amended and Restated Credit Agreement dated as of December 18, 2014 (as amended, amended and restated, modified, supplemented or renewed from time to time, the “Credit Agreement”) by, among others, CALERES, INC. (the “Lead Borrower”), the other Borrowers party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as administrative agent and collateral agent for the Lenders (in such capacities, the “Agent”) and as Lead Issuing Bank.

Ladies and Gentlemen:

Reference is made to the above described Credit Agreement. All capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement. The Lead Borrower, as agent for itself and the other Borrowers pursuant to Section 9.4 of the Credit Agreement, hereby irrevocably notifies you of the Borrowing specified below:

1.     The Business Day of the proposed Borrowing(s) is/are __________________.

2.     The aggregate amount of the proposed Borrowing(s) is $___________________, which Borrowing(s) shall consist of the following Types:

Type of Borrowing (Prime Rate or LIBO)	Amount	Interest Period for LIBO Advances
	$___________________________	[months] [days]
	$___________________________	[months] [days]
	$___________________________	[months] [days]
	$___________________________	[months] [days]

3.     The account to which the proceeds of such Borrowing are to be deposited, if not Account No. 5045183372 maintained by the Borrowers with Bank of America, N.A., is as follows: ________________________________________.

1

The Lead Borrower hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds thereof:

(a)     All representations and warranties made by the Borrowers in the Loan Documents are true and correct in all material respects on and as of the date hereof, except (i) that such representations and warranties (A) that relate solely to an earlier date are true and correct in all material respects as of such earlier date and (B) are true and correct in all respects if they are qualified by a materiality standard and (ii) to the extent that the Agent and the Lenders have been notified by the Borrowers that any representation or warranty is not correct and the Required Lenders have explicitly waived in writing compliance with such representation or warranty;

(b)     No event has occurred and is continuing, or would result from the proposed Borrowing, which constitutes or would constitute a Default or an Event of Default;

(c)     [After giving effect to the proposed Borrowing(s) set forth in Section 2 above, cash in DDA Accounts (including savings accounts), the Blocked Accounts, the Concentration Account and each Disbursement Account maintained by, the Loan Parties shall not exceed $60,000,000 in the aggregate;]1 and

(d)     After giving effect to the proposed Borrowing(s) set forth in Section 2 above, there will be no more than fifteen (15) Borrowings of LIBO Loans outstanding under the Credit Agreement.

This Notice of Borrowing is issued pursuant to and is subject to the Credit Agreement.

[Remainder of page intentionally left blank]

1 Clause (c) is only applicable with respect to proposed Borrowings requested (1) on and after the Fourth Amendment Effective Date and (2) in the event that the aggregate amount of the Credit Extensions, after giving effect to such proposed Borrowing, would exceed $450,000,000.

This Notice of Borrowing is duly executed as of the date set forth above.

LEAD BORROWER:

CALERES, INC., as agent for itself and the other Borrowers

By:
Name:
Title:

Updated Exhibit C to Credit Agreement

Form of Borrowing Base Certificate

[See Attached]

[Exhibit C to Fourth Amendment]

EXHIBIT C

BORROWING BASE CERTIFICATE

BANK OF AMERICA, N.A
CONSOLIDATED CERTIFICATE #		DATE:

BABC USE ONLY
ACCOUNTS RECEIVABLE (DETAIL SHOWN ON ATTACHED SCHEDULE 1)
1. BEGINNING BALANCE LINE 6 LAST REPORT	-	(a)
2. PLUS: SALES AS OF	-
3. LESS: CREDITS AS OF	-
4. LESS: GROSS COLLECTIONS	-
5. +/‐ ADJUSTMENTS	-
6. ENDING BALANCE	-
7. ‐ INELIGIBLE	-
8. NET AMOUNT OF ELIGIBLE ACCOUNTS	-		ADVANCE RATE	85%	‐
CREDIT CARD ACCOUNTS RECEIVABLE (DETAIL SHOWN ON ATTACHED SCHEDULE 2)
9. CREDIT CARD A/R	-
10. LESS: INELIGIBLES	-
11. NET AMOUNT OF ELIGIBLE CREDIT CARD A/R	-		ADVANCE RATE	90%	‐
PERPETUAL INVENTORY (DETAIL SHOWN ON ATTACHED SCHEDULE 3)
12. INVENTORY AVAILABILITY BASED ON APPRAISED VALUE			-
13. INVENTORY COMPONENT OF BORROWING BASE (LINE 12)					‐
AVAILABILITY RESERVES (DETAIL SHOWN ON ATTACHED SCHEDULE 4)
14. LESS: AVAILABILITY RESERVES					-
15. BORROWING BASE (LINE 8 + LINE 11 + LINE 13 + LINE 14)							-
CREDIT EXTENSIONS
16. OUTSTANDING LOAN BALANCE AS OF					-
17. MERCHANDISE L/C's as of:					-
18. STANDBY L/C's as of:					-
19. BANKERS' ACCEPTANCES
20. TOTAL CREDIT EXTENSIONS							-
EXCESS AVAILABILITY
21. TOTAL COMMITMENTS (PER SCHEDULE 1.1 OF THE AGREEMENT)					600,000,000
22. BORROWING BASE (LINE 15)					-
23. LESSER OF TOTAL COMMITMENTS OR BORROWING BASE (LESSER OF LINE 21 OR LINE 22)							-
24. LESS: TOTAL CREDIT EXTENSIONS (LINE 20)							-
25. EXCESS AVAILABILITY						$	‐

THE UNDERSIGNED REPRESENTS AND WARRANTS THAT THE INFORMATION SET FORTH ABOVE AND ON THE ATTACHED SCHEDULES IS TRUE AND COMPLETE IN ALL MATERIAL RESPECTS. THE UNDERSIGNED REPRESENTS AND WARRANTS THAT (A) THE COLLATERAL REFLECTED ABOVE AND IN THE SUPPORTING DOCUMENTATION DELIVERED IN CONNECTION HEREWITH COMPLIES IN ALL MATERIAL RESPECTS WITH THE REPRESENTATIONS, WARRANTIES AND COVENANTS CONTAINED IN THE FOURTH AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF APRIL 14, 2020 (AS AMENDED, RESTATED, SUPPLEMENTED AND OTHERWISE MODIFIED FROM TIME TO TIME, THE “CREDIT AGREEMENT”) AND THE OTHER LOAN DOCUMENTS (AS DEFINED IN THE CREDIT AGREEMENT), BY, AMONG OTHERS, CALERES, INC. (THE “LEAD BORROWER”), CERTAIN OF ITS SUBSIDIARIES, BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT, COLLATERAL AGENT, SWINGLINE LENDER AND LEAD ISSUING BANK, AND THE OTHER LENDERS PARTY THERETO FROM TO TIME, AND (B) NO DEFAULT OR EVENT OF DEFAULT (AS SUCH TERMS ARE DEFINED IN THE CREDIT AGREEMENT) HAS OCCURRED OR IS CONTINUING.

CALERES, INC.,

AS LEAD BORROWER AND AS A BORROWER:

AUTHORIZED SIGNATURE:

NAME:	William Berberich, Jr.

TITLE:	VP, Taxes, Treasury and Assistant Secretary